Exhibit 20.3
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                         For the Month of October 1998
                    Distribution Date of November 16, 1998
                           Servicer Certificate #30

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $148,008,327.60
Beginning Pool Factor                                           0.3217965

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,878,299.89
     Interest Collected                                     $1,132,455.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $602,074.14
Total Additional Deposits                                     $602,074.14

Repos / Chargeoffs                                              $5,444.97
Aggregate Number of Notes Charged Off                                  57

Total Available Funds                                      $10,818,016.64

Ending Pool Balance                                       $138,919,395.95
Ending Pool Factor                                              0.3020355

Servicing Fee                                                 $123,340.27

Repayment of Servicer Advances                                $794,813.21

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,524,097.89
     Target Percentage                                               5.00%
     Target Balance                                         $6,945,969.80
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($865,276.63)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.323%
Current Weighted Average Remaining Term (months):                   24.87

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days           $1,172,280.75      804
                                31 - 60 days            $294,520.35      219
                                60+  days               $130,372.33       63

     Total:                                           $1,597,173.43      820

     Balances:                  60+  days             $1,345,397.47       63

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $44,059.80
+    Excess Serv.                                       $821,216.83
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,524,097.89

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of October 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $148,008,327.60
Ending Pool Balance                            $138,919,395.95

Collected Principal                              $9,083,486.68
Collected Interest                               $1,132,455.82
Charge - Offs                                        $5,444.97
Liquidation Proceeds / Recoveries                  $602,074.14
Servicing                                          $123,340.27
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,694,676.37

Beginning Balance                              $148,008,327.60              $0.00    $137,471,124.65    $10,537,202.95

Interest Due                                       $784,527.89              $0.00        $727,451.37        $57,076.52
Interest Paid                                      $784,527.89              $0.00        $727,451.37        $57,076.52
Principal Due                                    $9,088,931.65              $0.00      $8,679,929.73       $409,001.92
Principal Paid                                   $9,088,931.65              $0.00      $8,679,929.73       $409,001.92

Ending Balance                                 $138,919,395.95              $0.00    $128,791,194.92    $10,128,201.03
Note / Certificate Pool Factor                                             0.0000             0.3709            0.4893
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,873,459.54              $0.00      $9,407,381.10       $466,078.44

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $821,216.83
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $10,524,097.89
(Release) / Draw                                  ($865,276.63)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of October 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5                4               3                2               1
                               May-98            Jun-98           Jul-98          Aug-98           Sep-98          Oct-98
Beginning Pool Balance    $192,662,147.75  $183,840,293.25  $174,108,661.77  $165,506,037.27  $156,645,290.26  $148,008,327.60

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $467,682.14      $502,205.30      $187,160.28      $155,755.20      $163,166.49        $5,444.97
    Recoveries                $385,285.54      $340,779.26      $245,162.77      $167,414.42      $312,391.83      $602,074.14

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
 Total Charged Off (Months 5, 4, 3)           $845,120.78                  Total Charged off (Months 1 - 6)     $1,481,414.38
  Total Recoveries (Months 3, 2, 1)          $1,081,880.39                  Total Recoveries (Months 1 - 6)      $2,053,107.96
  Net Loss / (Recoveries) for 3 Mos           ($236,759.61)(a)              Net Loss/(Recoveries) for 6 Mos.      ($571,693.58)(c)

  Total Balance (Months 5, 4, 3)           $523,454,992.29 (b)              Total Balance (Months 1 - 6)     $1,020,770,757.90(d)

  Loss Ratio Annualized  [(a/b) * (12)]            -0.5428%                 Loss Ratio Annualized [(c/d) (12)]         -0.6721%

  Trigger:  Is Ratio > 1.5%                             No                  Trigger:  Is Ratio > 6.0%                       No

                                                                                  Aug-98           Sep-98          Oct-98
B)  Delinquency Trigger:                                                       $2,246,276.73    $2,510,295.50    $1,345,397.47
    Balance delinquency 60+ days                                                    1.35722%         1.60253%         0.90900%
    As % of Beginning Pool Balance                                                  1.01295%         1.26402%         1.28958%
    Three Month Average

    Trigger:  Is Average > 2.0%                         No

C)  Noteholders Percent Trigger:                   2.1000%
    Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
    Receivables Balance

    Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer